Exhibit 5.2

[Letterhead of Ballard Spahr LLP]

April 27, 2011

Mack-Cali Realty Corporation

343 Thornall Street

Edison, New Jersey 08837

Re:

Mack-Cali Realty Corporation, a Maryland corporation (the “Company”) and Mack-Cali Realty, L.P., a Delaware limited partnership (the “Operating Partnership”) — Registration Statement on Form S-3 pertaining to $2,500,000,000 maximum aggregate initial offering price of (i) shares of common stock of the Company, par value $.01 per share (“Common Stock”); (ii) shares of preferred stock of the Company, par value $.01 per share (“Preferred Stock”); (iii) shares of Preferred Stock represented by Depositary Shares (“Depositary Shares”); (iv) warrants to purchase shares of Common Stock or shares of Preferred Stock (“Warrants”); (v) debt securities of the Operating Partnership (“Debt Securities”); and (vi) guarantees of the Debt Securities by the Company (“Guarantees”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company acting in its own capacity and in its capacity as the sole general partner of the Operating Partnership in connection with the registration of shares of Common Stock, shares of Preferred Stock, Depositary Shares, Warrants, Debt Securities and Guarantees (each a “Security” and collectively, the “Securities”) under the Securities Act of 1933, as amended (the “Act”), by the Company and the Operating Partnership on Form S-3 (the “Registration Statement”), filed or to be filed with the Securities and Exchange Commission (the “Commission”) on or about April 26, 2011.  You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company in its own capacity and in its capacity as general partner of the Operating Partnership and for purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)                                     the corporate charter of the Company (the “Charter”) represented by Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on May 24, 1994, Articles of Amendment and Restatement filed with the Department on July 28, 1994, Articles of Amendment and Restatement filed with the Department on August 9, 1994, Articles of Amendment filed with the Department on May 31, 1996, Articles of Amendment filed with the Department on June 13, 1997, Articles of Amendment filed with the Department on December 11, 1997, Articles of Amendment filed with the Department on May 22, 1998, Certificate of Correction filed with the Department on June 3, 1999, Articles of Restatement filed with the Department on June 11, 1999, Articles Supplementary filed with the Department on June 11, 1999, Articles Supplementary filed with the Department on July 2, 1999, Articles of Amendment filed with the Department on May 15, 2001, Articles of Restatement filed with the Department on June 13, 2001, Articles Supplementary filed with the Department on March 13, 2003, Articles Supplementary filed with the Department on September 17, 2009 and Articles of Restatement filed with the Department on September 18, 2009;

(ii)                                  the Amended and Restated Bylaws of the Company, as adopted on June 10, 1999 (the “Amended and Restated Bylaws”), as amended by Amendment No. 1 to the Amended and Restated Bylaws, dated March 4, 2003, and as further amended by Amendment No. 2 to the Amended and Restated Bylaws, dated May 24, 2006 (the Amended and Restated Bylaws as so amended, the “Company Bylaws”);

(iii)                               organizational action of the Board of Directors of the Company (the “Board of Directors”), dated as of May 25, 1994 (the “Company Organizational Minutes”);

(iv)                              resolutions adopted by the Board of Directors, or a duly authorized committee thereof, on March 1, 2011 (collectively, the “Directors’ Resolutions”);

(v)                                 The Second Amended and Restated Agreement of Limited Partnership of the Borrower, dated December 11, 1997, between the Company and the limited partners named therein, as amended through the date hereof (the “Operating Partnership Agreement”);

(vi)                              the Registration Statement and the related form of prospectus included therein, in substantially the form to be filed with the Commission pursuant to the Act;

(vii)                           a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and validly existing under the laws of the State of Maryland and is duly authorized to transact business in the State of Maryland;

(viii)                        a Certificate of Officers of Barry Lefkowitz, Executive Vice President and Chief Financial Officer of the Company and Roger W. Thomas, Executive Vice President, General Counsel and Secretary of the Company, dated as of the date hereof (the “Officers’ Certificate”), to the effect that, among other things, the Charter, Company Bylaws, Company Organizational Minutes, Directors’ Resolutions and Operating Partnership Agreement are true, correct and complete and have not been rescinded or modified and are in full force and effect on the date of the Officers’ Certificate; and

(ix)                                such other documents and matters as we have deemed necessary or appropriate to express the opinions set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

In reaching the opinions set forth below, we have assumed the following:

(a)                                  each person executing any of the Documents on behalf of any party (other than the Company) is duly authorized to do so;

(b)                                 each natural person executing any of the Documents is legally competent to do so;

(c)                                  any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)                                 all certificates submitted to us, including, but not limited to the Officers’ Certificate, are true, correct and complete both when made and as of the date hereof;

(e)                                  the resolutions to be adopted subsequent to the date hereof, and the actions to be taken by the Board of Directors subsequent to the date hereof, including, but not limited to, the adoption of all resolutions and the taking of all actions necessary to authorize the issuance and sale of the Securities and the making of the Guarantees in accordance with the procedures set forth in Paragraphs 2, 3, 4, 5, 6 and 7 below, will occur at duly called meetings at which a quorum of the incumbent directors of the Company is present and acting throughout, or by unanimous written consent of all incumbent directors, all in accordance with the Charter and Company Bylaws and applicable law;

(f)                                    the number of shares of Preferred Stock and the number of shares of Common Stock to be offered and sold subsequent to the date hereof as Securities under the Registration Statement, together with the number of shares of Preferred Stock and the number of shares of Common Stock issuable upon conversion or exchange of any Securities or the exercise of the Warrants offered and sold subsequent to the date hereof, will not, in the aggregate, exceed the number of shares of Preferred Stock, and the number of shares of Common Stock, respectively, authorized in the Charter of the Company, less the number of shares of Preferred Stock and the number of shares of Common Stock, respectively, authorized and reserved for issuance and issued and outstanding on the date subsequent to the date hereof on which the Securities are authorized, the date subsequent to the date hereof on which the Securities are issued and delivered, the date subsequent to the date hereof on which the Warrants are exercised and the date subsequent to the date hereof on which shares of Preferred Stock and shares of Common Stock, respectively, are issued pursuant to the conversion or exchange of any Securities or the exercise of Warrants;

(g)                                 none of the terms of any of the Securities or any agreements related thereto to be established subsequent to the date hereof, nor the issuance or delivery of any such Securities containing such terms established subsequent to the date hereof, nor the compliance by the Company with the terms of any such Securities or agreements established subsequent to the date hereof will violate any applicable law or will conflict with, or result in a breach or violation of, the Charter or Company Bylaws, or any instrument or agreement to which the Company is a party or by which the Company is bound or any order or decree of any court, administrative or governmental body having jurisdiction over the Company;

(h)                                 the form of certificate or other instrument or document representing the Securities approved subsequent to the date hereof will conform in all respects to the requirements applicable under Maryland law;

(i)                                     the corporate action required to be taken by the Company as general partner of the Operating Partnership in authorizing actions in its capacity as general partner of the Operating Partnership is the same as that which would be required to be taken had the Operating Partnership been organized as a limited partnership under the laws of the State of Maryland, instead of the State of Delaware, with the Company as its sole general partner and with no restrictions under the governing documents of the Operating Partnership on the power or authority of the general partner to act on its behalf;

(j)                                     none of the Securities to be offered and sold subsequent to the date hereof, and none of the shares of Preferred Stock or shares of Common Stock issuable upon conversion or exchange (or exercise in the case of Warrants) of any such Securities, will be issued or transferred in violation of the provisions of Article VI of the Charter of the Company, relating to restrictions on ownership and transfer of shares of stock of the Company;

(k)                                  all Depositary Shares to be offered and sold subsequent to the date hereof will be issued under a valid, legally binding and enforceable deposit agreement; and all Warrants to be offered and sold subsequent to the date hereof will be issued under valid, legally binding and enforceable warrant agreements; and all Debt Securities to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding and enforceable indenture or similar instrument; and

(l)                                     none of the Securities to be offered and sold subsequent to the date hereof, and none of the shares of Preferred Stock or shares of Common Stock issuable upon the conversion or exchange (or exercise in the case of Warrants) of any such Securities, will be issued and sold to an Interested Stockholder of the Company or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the “MGCL”), in violation of Section 3-602 of the MGCL.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1)                                      The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2)                                      Upon due authorization by the Board of Directors of a designated number of shares of Common Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such shares of Common Stock, and when such shares of Common Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, such shares of Common Stock will be validly issued, fully paid and non-assessable.

3)                                      Upon:  (a) designation by the Board of Directors of one or more series of Preferred Stock to distinguish each such series from any other series of Preferred Stock issued and outstanding or classified but not yet issued; (b) setting by the Board of Directors of the number of shares of Preferred Stock to be included in each such series; (c) establishment by the Board of Directors of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each such series of Preferred Stock; (d) filing by the Company with the Department of articles supplementary setting forth a description of each such series of Preferred Stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set by the Board of Directors and a statement that such series of the Preferred Stock has been classified by the Board of Directors under the authority contained in the Charter, and the acceptance for record by the Department of such articles supplementary; (e) due authorization by the Board of Directors of a designated number of shares of such series of Preferred Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors, and (f) reservation and due authorization by the Board of Directors of any shares of any other series of Preferred Stock and/or any shares of Common Stock issuable upon conversion or exchange of such series of Preferred Stock in accordance with the procedures set forth in this Paragraph 3) and in Paragraph 2) above, respectively, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of the shares of such series of Preferred Stock, and when such shares of such series of Preferred Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, such shares of such series of Preferred Stock will be validly issued, fully paid and non-assessable.

4)                                      The Company has the corporate power to enter into deposit agreements with preferred stock depositaries and, upon: (a) completion of the procedures set forth in Paragraph 3) above for the issuance of shares of any series of Preferred Stock; (b) approval by the Board of Directors of a deposit agreement with a preferred stock depositary relating to shares of such series of Preferred Stock and due authorization by the Board of Directors of the delivery of the Depositary Shares pursuant to such deposit agreement; (c) due execution of such deposit agreement on behalf of the Company; and (d) compliance with the conditions established by the Board of Directors for the delivery of the Depositary Shares, such Depositary Shares may be delivered by or on behalf of the Company, and the shares of Preferred Stock of such series represented by such Depositary Shares, when issued and delivered against payment of the consideration therefore as set by the Board of Directors, will be validly issued, fully paid and non-assessable.

5)                                      Upon:  (a) designation and titling by the Board of Directors of the Warrants; (b) due authorization by the Board of Directors of the execution and delivery by the Company of a warrant agreement relating to the Warrants; (c) setting by the Board of Directors of the number of Warrants to be issued; (d) establishment by the Board of Directors of the terms, conditions and provisions of the Warrants; (e) due authorization by the Board of Directors of the Warrants for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (f) reservation and due authorization by the Board of Directors of the shares of Common Stock and/or the shares of Preferred Stock of the Company issuable upon exercise of such Warrants in accordance with the procedures set forth in Paragraphs 2) and 3) above, at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of the Warrants.

6)                                      Upon: (a) designation and titling of the Debt Securities by the Board of Directors of the Company acting in the Company’s capacity as general partner of the Operating Partnership; (b) establishment of the terms, conditions and provisions of the Debt Securities by the Board of Directors of the Company acting in the Company’s capacity as general partner of the Operating Partnership; (c) establishment of the aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount by the Board of Directors of the Company acting in the Company’s capacity as general partner of the Operating Partnership; (d) due authorization by the Board of Directors of the Company acting in the Company’s capacity as general partner of the Operating Partnership of the form, terms, execution and delivery of an indenture, and one or more supplemental indentures, each dated as of a date prior to the issuance of the Debt Securities to which the indenture and the supplemental indenture(s) relate; and (e) due authorization by the Board of Directors of the Company acting in the Company’s capacity as general partner of the Operating Partnership of such Debt Securities for issuance, execution and delivery in exchange for a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company in its own capacity and in its capacity as general partner of the Operating Partnership will have been taken to authorize such Debt Securities.

7)                                      The Company has the corporate power to make the Guarantees, and upon: (a) completion of the procedures set forth in Paragraph 6) above for the authorization of Debt Securities; and (b) establishment of the terms, conditions and provisions of the Guarantees relating to such Debt Securities by the Board of Directors of the Company and due authorization of the execution, delivery and performance of such Guarantees by the Board of Directors of the Company, the execution, delivery and performance by the Company of the Guarantees relating to such Debt Securities will have been duly authorized by all necessary corporate action on the part of the Company.

The foregoing opinions are limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers.  To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances which now exist or which occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Securities.  We also consent to the identification of our firm as Maryland corporate counsel to the Company in the section of the Registration Statement entitled “Legal Matters”.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP